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                                                                      Exhibit 11
                  [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]


December 19, 1995


SEI International Trust
680 East Swedesford Road
Wayne, Pennsylvania 19087-1658


Re:  Units of Beneficial Interest ("Shares")
     of the SEI International Trust
     ---------------------------------------


Ladies and Gentlemen:

We refer to the Registration Statement on Form N-14 (SEC File No. 33-______) (the "Registration Statement") of the SEI International Trust (the "Trust") relating to the registration of an indefinite number of units of beneficial interest of the Trust (collectively, the "Shares").

We have been requested by the Fund to furnish this opinion as Exhibit 11 to the Registration Statement.

We have examined such records, documents, instruments, certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

          The issuance and sale of the Shares by the Trust have been duly and validly authorized by all appropriate action and, upon delivery thereof and payment therefor in accordance with the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable by the Trust.

We have not reviewed the securities laws of any state or territory in connection with the proposed offering of Shares and
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December 19, 1995
Page 2


we express no opinion as to the legality of any offer of sale of Shares under any such state or territorial securities laws.

This opinion is intended only for your use in connection with the offering of Shares and may not be relied upon by any other person.

We hereby consent to the inclusion of this opinion as an exhibit to the Trust's Registration Statement to be filed with the Securities and Exchange Commission.


Very truly yours,


/s/ Morgan Lewis & Bockius LLP